Exhibit 10(a)

                                                    BANK OF SCOTLAND
                                                    Corporate Banking (Scotland)
                                                    New Uberior House
                                                    11 Earl Grey Street
                                                    Edinburgh
                                                    EH3 9BN

Techdyne, Inc.                                      DIRECT LINE: 0131 659 0807
Commission File No: 0-14659                         FAX:         0131 659 0865
2230 West 77th Street
Hialeah
Florida, 33016
United States of America



                                                          Date: 2nd October 2001

Dear Sirs

TERM LOAN OF US$7,000,000

We are pleased to offer Techdyne Inc. (the BORROWER) a term loan of US$7,000,000 in aggregate (the TERM LOAN FACILITY). This offer is open for acceptance by the Borrower until 1st November 2001, when it will lapse. If accepted, this letter and its schedules will form the agreement between the Borrower and BoS for the Term Loan.

Definitions are given in Clause 18 below.

1.       CONDITIONS PRECEDENT

         The Term Loan will not be available until BoS has received, in form and substance satisfactory to it, the documents and evidence detailed in
         Schedule 1.

2.       THE TERM LOAN

         2.1      PURPOSE

                  The Borrower may only use the Term Loan to refinance the Existing Facilities in full.

         2.2      DRAWDOWN

                  The Borrower may draw the Term Loan in one amount before 1st December 2001 by giving a Notice of Drawdown no later than 11 am (London time) on the proposed date of drawdown (which must be a Business Day).

         2.3      REPAYMENT

                  The Term Loan shall (subject to the other provisions of this letter) be repaid by twenty eight equal quarterly instalments of US$250,000 each, with the first such instalment to be paid on the date three months after the Drawdown Date.

         2.4      INTEREST

                  2.4.1 The period for which the Term Loan is outstanding shall be divided into successive periods each of which will start on the expiry of the previous period or, in the case of the first Interest Period, on drawdown.

                  2.4.2 The Borrower will pay interest on the Term Loan for each Interest Period at the annual rate which is the sum of (1) the Margin and (2) LIBOR.

                  2.4.3 Interest will be paid in arrears on each Interest Payment Date.

                  2.4.4 The Borrower may select Interest Periods of one, three or six months (subject to 2.4.6 below and/or as otherwise agreed by BoS).

                  2.4.5 If the Borrower does not select an Interest Period by 11 am (London time) on the Business Day preceding its commencement then subject to 2.4.6 below, that Interest Period will be three months.

                  2.4.6 The end of each Interest Period will coincide with one of the repayment dates set out in Clause 2.3 above. No Interest Period may extend beyond the Final Repayment Date.

                  2.4.7 If there is a repayment, prepayment or recovery of the Term Loan other than on the last day of an Interest Period, then the Borrower will pay BoS an amount (1) equal to the amount (if any) by which (2) interest which would have been payable on the amount received at the end of that Interest Period exceeds interest which, in the opinion of BoS, would have been payable on a deposit of equal amount placed with a prime bank in London for a period from the first Business Day after the early payment or recovery until the end of that Interest Period and the Borrower indemnifies BoS against any other costs, liabilities or expenses incurred by BoS because of that early payment or recovery.

         2.5      PREPAYMENT

                  The Borrower may prepay all or part of the Term Loan provided that:-

                  2.5.1 the Borrower has given BoS at least 2 Business Days' notice in writing of the intention to prepay;

                  2.5.2 the prepayment is made on the last day of an Interest Period, or the Borrower has met its obligations under
                           2.4.7 above;

                  2.5.3    amounts prepaid may not be redrawn;

                  2.5.4 any prepayment is at least US$250,000 and is accompanied by accrued interest on the amount prepaid;

                  2.5.5 any amount prepaid is applied against instalments due in the inverse order in which they are otherwise payable; and

                  2.5.6 BoS is paid, by way of compensation for early repayment, an amount equal to 1% of the amount prepaid should the reason for prepayment be a refinancing of all or any part of the Term Loan by a third party within three years of the Drawdown Date.

3.       HEDGING

         The Borrower, after consultation with BoS, shall enter into such interest rate protection agreements (with BoS Group) regarding exposure to interest rates as the Borrower and BoS may agree from time to time. Any fee or premium payable to BoS or to any other person in connection with such agreements shall be payable by the Borrower on demand and the Borrower hereby indemnifies BoS (and any of its subsidiaries) against all and any liabilities, losses, damages, costs and other amounts which may arise out of or in connection with such arrangements (including, without limitation, the termination of such arrangements) save as a result of the gross negligence or wilful default of BoS.

4.       DEFAULT INTEREST

4.1 If any Borrower fails to pay any sum under or in relation to the Term Loan on its due date then the Borrower will pay interest on it until it is paid at the Default Rate.

4.2 Default interest payable must be paid monthly in arrears and if not paid will itself bear interest.

5.       SECURITY

5.1 As security for the Term Loan and any other money owing or incurred to BoS by any Group Company (including contingent liabilities and all amounts due to BoS in respect of payment commitments entered into by BoS on behalf of any Group Company but not yet debited to that company's account) the Borrower will deliver or procure delivery of the security detailed in Schedule 1.

5.2 The Borrower will grant such further security to BoS as it may require from time to time and procure that any subsidiary undertaking which is created or is acquired by any Group Company after the date of this letter will grant such security to BoS as it shall notify to the Borrower from time to time; all such further security will secure the Term Loan and any other money owing or incurred to BoS by any Group Company (including contingent liabilities).

6.       REPRESENTATIONS AND WARRANTIES

         The Borrower by signing this letter makes the representations and warranties set out in Schedule 2 and repeats each of them on each Interest Payment Date.

7.       COVENANTS

         The Borrower covenants with BoS that from the date of its acceptance of this letter until all the Borrower's obligations under it have been discharged:-

         7.1      GENERAL COVENANTS

                  The Borrower will at all times comply and procure compliance by each Group Company with the general covenants set out in
                  Schedule 3.

         7.2      FINANCIAL COVENANTS

                  The Borrower will at all times comply with the financial covenants set out in Schedule 4.

         7.3      FINANCIAL INFORMATION COVENANTS

                  The Borrower will at all times comply with the financial information covenants set out in Schedule 5.

8.       DEFAULT AND INDEMNITY

8.1 If any of the events set out in Schedule 6 occurs, BoS may elect to treat the occurrence of that event (while the same is continuing unwaived) as an Event of Default and may by notice in writing to the Borrower:-

         8.1.1    cancel any part of the Term Loan then undrawn; and/or

         8.1.2 require repayment (immediately or otherwise as BoS may require) of the Term Loan together with accrued interest; and/or

         8.1.3 require that interest is payable on the Term Loan at the Default Rate; and/or

         8.1.4 charge an administration fee to compensate for the additional time spent in administering the Term Loan.

8.2 The Borrower will indemnify (and keep indemnified) BoS on written demand against any loss or expense, including legal fees, which BoS sustains or incurs:-

         8.2.1 because of a default by any Group Company of any obligation assumed by it under any BOS Document; or

         8.2.2    as a consequence of any Event of Default.

9.       TAXES AND INCREASED COST

9.1     (a)       All payments by the Borrower to BoS under this letter
                  shall be free and without deduction of tax unless the Borrower is required by law to make a payment subject to deduction or withholding of tax, in which case the amount payable by the Borrower will be sufficiently increased to ensure that BoS receives and retains a net sum equal to that which it would have received and retained were no deduction or withholding made. If BoS subsequently receives a tax credit which enhances its position beyond that, then it will reimburse the Borrower sufficient to redress the position up to the amount received so long as by so doing it does not prejudice receipt or retention of the tax credit.

        (b) BoS or any other lender or issuing bank that is not created or organized under the laws of the United States or a political subdivision thereof shall deliver to the Borrower on the date such lender becomes a lender or such issuing bank becomes an issuing bank a true and accurate certificate in the Form of IRS Form W-8 BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding) executed in duplicate by a duly authorized officer of such lender or issuing bank to the effect that such lender or issuing bank is eligible to receive payments hereunder and under the Notes without deduction or withholding (or with reduced deduction or withholding) of United States federal income tax under the provisions of an applicable tax treaty concluded by the United States.

9.2 If BoS incurs an Increased Cost, then the Borrower will indemnify it and will promptly pay to it the amount BoS certifies as payable. BoS will disclose, in reasonable detail, the basis of its calculation but not any matter which it considers confidential.

10.      PAYMENT, SET OFF AND INTEREST CALCULATIONS

10.1 All payments of principal, interest or commission will be paid to BoS at the Borrower's branch unless BoS otherwise directs and shall be in cleared US Dollar funds free of set-off or counterclaim.

10.2 All sums of interest or commission will be calculated on the basis of a year of 360 days and for the actual number of days elapsed following decree or judgement as well as before it.

10.3 Any determination by BoS of any amount of principal, interest, commission or charges or an applicable interest rate shall, in the absence of manifest error, be conclusive and binding on the Borrower.

10.4 Where the due date for payment of any sum under any BoS Document is not a Business Day then (without affecting subsequent payment dates) actual payment will be required on the next Business Day unless that day falls in the next calendar month, in which case payment will be on the preceding Business Day.

10.5 The Borrower agrees that any monies from time to time standing to their credit on any account with BoS may be retained as cover for and at any time without notice to the Borrower applied by BoS in or towards payment or satisfaction of any monies or liabilities now or from time to time due, owing or incurred by the Borrower to BoS in whatsoever manner, whether presently payable or not, whether actually or contingently, whether solely or jointly with any other person and whether as principal or surety.

10.6 If BoS exercises any right of set-off in respect of any liability of the Borrower and that liability or any part of it is in a different currency from any credit balance against which BoS seeks to set it off, BoS may use the currency of the credit balance to purchase an amount in the currency of the liability at the then prevailing spot rate of exchange and to pay out of the credit balance all costs, charges and expenses incurred by BoS in connection with that purchase.

10.7 In the event that any currency in which any of the obligations under the BoS Documents are denominated from time to time is changed or replaced at any time after the date of this letter (whether as a result of the introduction of, changeover to or operation of a single or unified European currency or otherwise), the BoS Documents will be amended to the extent that BoS (acting reasonably) considers to be required in order to reflect those circumstances.

11.      ILLEGALITY

         If, in the opinion of BoS, the introduction of any law or regulation or change in its interpretation, makes it unlawful for BoS to maintain any part of the Term Loan or carry out any of its obligations in relation to it then BoS will serve notice to that effect on the Borrower and that notice will release BoS from those obligations. The Borrower will then repay BoS on its demand or on whatever later date BoS reasonably specifies the Term Loan together with any other sums payable to BoS under this letter.

12.      Assignment and Transfer

12.1 This letter is for the benefit of the Borrower and BoS and their successors and assignees and transferees of BoS.

12.2 The Borrower may not assign or transfer all or any part of its rights, obligations or benefits under this letter.

12.3 BoS will be entitled (after consultation with the Borrower) to (i) assign, novate or transfer and (ii) permit a participation in all or any part of its rights and obligations under this letter to or by any other Qualifying Bank or Banks. The Borrower undertakes to execute and to procure that each Group Company will execute all documents BoS may reasonably require to give effect to an assignation, novation or transfer. If BoS does enter into a participation arrangement, the Borrower will continue to deal directly with BoS as agent.

12.4 BoS will be entitled to disclose to any prospective or actual assignee, transferee or participant or any other member of the BoS Group confidential information concerning each Group Company and its financial condition and any other information which may be given to BoS in relation to this letter so long as any of the same shall also be handled in confidential manner.

13.      NOTICES

         Unless otherwise provided in this letter, all notices or other communications to or between the parties will be in writing and:-

         13.1 will be by fax transmission, authenticated to the satisfaction of BoS and will be deemed to have been received when sent (provided a transmission report is received) unless hand delivered and then at the time of delivery;

         13.2 in order to prove that a notice or demand has been made, BoS need only establish that the notice or demand was properly addressed and posted or transmitted;

         13.3 if given to BoS, it will be given at the address at the head of this letter or at any other address in the UK which BoS may designate at any time by notice to the Borrower;

         13.4 if given to the Borrower, it will be deemed to be duly given if given at the address of the Borrower shown above or at any other UK or USA address the Borrower designates by notice to BoS;

         13.5 BoS may rely upon any communication by telephone or fax or purporting to be on behalf of the Borrower by anyone notified to BoS as being authorised without enquiry by BoS as to authority or identity. The Borrower agrees to indemnify BoS against any liability incurred or sustained by BoS as a result.

14.      PRESS RELEASE

         The Borrower and BoS shall agree the terms of any public announcement or press release concerning the terms of this letter.

15.      WAIVERS AND SEVERABILITY

15.1 No failure or delay by BoS in exercising any right or remedy under any BoS Document shall operate as a waiver, and no single or partial exercise shall prevent further exercise, of any right or remedy.

15.2 If any part of this letter is not valid or enforceable then that shall not affect any other part.

15.3 The Schedules referred to in this letter shall form part of this letter.

16.      BANKING ARRANGEMENTS

         The Borrower will procure that where the aggregate of cash or cash balances held by the Group exceeds US$1,000,000 (or the equivalent in any other currency), any such excess shall immediately be remitted to an account of the Borrower with BoS.

17.      FEES AND EXPENSES

17.1 The Borrower will pay to BoS an arrangement fee of US$25,000 payable on drawdown of the Term Loan and which shall be debited to the current account of the Borrower with BoS;

17.2 The Borrower will pay or reimburse to BoS (on a full indemnity basis) all reasonable legal, accountancy, valuation, due diligence and other fees, costs and expenses or tax charged to or incurred by BoS in connection with BoS Documents (including the amendment, waiver, enforcement or preservation of the BoS rights) on demand.

18.      INTERPRETATION AND DEFINITIONS

         The definitions given in Schedules 4 and 8 shall apply to this letter.

19.      LAW

         This letter will be governed by and construed according to Scots law and the Borrower submits to the jurisdiction of the Scottish Courts.

Yours faithfully




 ........................
for and on behalf of
THE GOVERNOR AND COMPANY
OF THE BANK OF SCOTLAND


Agreed and accepted on behalf of TECHDYNE, INC.

 .................................
Director

 ...................................
Director/Secretary

Date:




IMPORTANT NOTICE: AS WITH ANY LEGALLY BINDING AGREEMENT, WE RECOMMEND THAT YOU CONSULT YOUR SOLICITOR OR OTHER INDEPENDENT LEGAL ADVISER BEFORE ACCEPTING THIS LETTER.

THIS IS THE SCHEDULE 1 REFERRED TO IN THE PRECEDING FACILITY LETTER BETWEEN BOS AND TECHDYNE, INC. DATED 2ND OCTOBER 2001.

                                   SCHEDULE 1

                              CONDITIONS PRECEDENT


1.       DRAWDOWN

         A Notice of Drawdown.

2.       SECURITY

2.1 A general security agreement between the Borrower, Lytton Inc. ("Lytton") and BoS securing the Borrower's obligations to BoS.

2.2 A pledge agreement between the Borrower, Lytton and BoS securing the Borrower's obligations to BoS.

2.3 A guarantee by Lytton in favour of BoS guaranteeing the Borrower's obligations to BoS.

3.       FINANCIAL INFORMATION

3.1      The most recent Financial Statements of each Group Company.

3.2      The management accounts of the Borrower for the period to June 2001.

3.3 Whatever information regarding the trading and financial position of each Group Company that BoS may reasonably require.

4.       ACQUISITION AGREEMENT

         A certified copy of the Acquisition Agreement.

5.       CONSTITUTIONAL DOCUMENTS

5.1      Certified Copies of constitutional documents of the Borrower.

5.2 Certified Copies of good standing certificates in relation to the Borrower.

6.       REFINANCING

6.1 Evidence that all Security Rights, guarantees and indemnities granted by any Group Company in respect of the Existing Facilities have been or will be discharged at or before drawdown.

6.2 Details of all bonds, indemnities and guarantees issued by any bank or other person on behalf of any Group Company.

6.3 Evidence that all Borrowings of the Group other than the Permitted Borrowings have been repaid or will at drawdown of the Term Loan be repaid.

7.       ADMINISTRATIVE/SECRETARIAL

7.1      A Director's Certificate.

7.2      Account mandates in respect of the Borrower.

8.       TAXATION

         If possible, evidence that all taxation documentation necessary to enable the Borrower to make payments free and without deduction of tax have been entered into.

THIS IS THE SCHEDULE 2 REFERRED TO IN THE PRECEDING FACILITY LETTER BETWEEN BOS AND TECHDYNE, INC. DATED 2ND OCTOBER 2001.

                                   SCHEDULE 2

                         REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants that:-

1. each Group Company is duly organised or incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

2. no Group Company has any Borrowings (other than Permitted Borrowings) and no Security Right (other than a Permitted Security Right) exists over the property or assets of any of them;

3. no Event of Default nor Potential Event of Default has occurred and is continuing unwaived;

4. each Group Company has power to enter into and comply with its obligations in terms of the BoS Documents;

5. each Group Company is licenced or qualified as a foreign corporation in all jurisdictions where it is required to be so licenced or qualified except where the failure to be so licenced, or qualified or in good standing could not have a Material Adverse Effect.

6. everything has been done (including obtaining any necessary consents) in order (1) for each Group Company to comply with its obligations under the BoS Documents and (2) to ensure that those obligations are legally binding;

7. execution of and compliance with the BoS Documents does not cause any Group Company to breach:-

         7.1 any law, regulation, judicial or official order to which it is subject;

         7.2 its memorandum or articles of association (or equivalent constitutional documents); or

         7.3 any letter, undertaking or restriction to which it is a party or subject;

         and will not result in the imposition of any Security Right (other than under a BoS Document) on any of its assets;

8. no Material Litigation is current, pending or threatened against any Group Company or its assets (other than as disclosed in writing to BoS on or before the date of this letter);

9. the copies of all Certified Copy documents and other documents delivered to BoS are true, accurate and complete in all material respects;

10. the most recent Financial Statements of the Group were prepared in accordance with Applicable Accounting Principles and reconciled with GAAP and give a true and fair view of the financial condition of the Group at the end of the relevant period and there has been no material adverse effect in the financial condition of the Group since those statements;

11. the most recent management accounts of the Group have been prepared with due care and attention and accurately reflect the financial position of the Group in all material aspects as at their date and there has been no material adverse effect in the financial condition of the Group since those accounts;

12. the Borrower is the beneficial owner of the issued share capital of each other Group Company free from any Security Right (other than a Permitted Security Right);

13. each Group Company holds all licences and consents (including Environmental Licences) necessary for the ownership of its property and which allow it to comply with the terms of the BoS Documents and to conduct its business and has complied in all material respects with those licences and consents and with Environmental Law;

14. no Dangerous Substance has been used, disposed of or released at or from any property owned or occupied by a Group Company or (to the best of the Borrower's knowledge) from any adjoining property, which, in either case, is likely to result in a liability which, in the opinion of BoS, would have a Material Adverse Effect;

15. each Group Company is either owner or licensee of all Intellectual Property Rights used in its business and use of them does not infringe any third party rights;

16. it is not required or entitled at the date of this letter to make any deduction or withholding or set-off from any payment it may make under any of the BoS Documents;

17. each Group Company is resident in its jurisdiction of incorporation for tax purposes and each Group Company is in compliance with all material taxation laws in the jurisdiction of its incorporation;

18. other than as disclosed in writing to BoS on or before the date of this letter none of the Group Companies or any of their ERISA Affiliates has ever established, maintained, sponsored or contributed to any employee pension benefit plan (as such term is defined in Section 3(2) of ERISA) which is subject to Title IV of ERISA or has any material liability or potential material liability with respect to any such plan;

19. each Plan is, and has in the past been, maintained, funded and administered in compliance in all material respects with all applicable provisions of ERISA, the Code and other applicable laws and regulations;

20. each of the Plans which is an employee pension benefit plan (within the meaning of Section 3(2) of ERISA) and which is intended to qualify under Section 401(a) of the Code has received from the US Internal Revenue Service a determination letter to the effect that such Plan is so qualified. Nothing has occurred since the date of such determination that could reasonably be expected to adversely affect the qualification of such Plan;

21. each Group Company and each of their ERISA Affiliates has administered and operated each plan maintained, sponsored or contributed to by any of them which is a group health plan (as defined in Section 5000(b)(1) of the Code) in all material respects in compliance with the applicable requirements of Part 6 of Subtitle B of Title 1 of ERISA. Section 4980B of the Code, and similar applicable state laws;

22. no Pension Plan has incurred any accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code) whether or not waived. None of the Group Companies or any ERISA Affiliate has incurred or could incur any liability to the PBGC or otherwise under Title IV of ERISA;

23. there are no material actions, suits or claims existing or pending against any Plan (other than routine claims for benefits) which could reasonably be expected to result in material liability to any Group Company;

24. no prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) has occurred with respect to any Plan which could subject any such Plan (or its related trust) or any Group Company or any officer, director or employee of any of the foregoing to a material penalty or tax;

25. no civil or criminal action brought pursuant to the provisions of Title I, Subtitle B, Part 5 of ERISA is pending or, to the best of the knowledge of the Group Companies, threatened against any fiduciary or any Plan and none of the Plans (or any fiduciary thereof in such capacity) has been the direct or indirect subject of any audit, investigation or examination by any governmental or quasi-governmental agency;

26. no payment by a Group Company will not be deductible as a result of the application of Section 280G of the Code in consequence of the completion of the transactions referred to in the BoS Documents, and none of the Group Companies will be obligated to pay any separation, severance, termination or similar benefits solely as a result of the completion of the transactions referred to in the BoS Documents;

27. none of the Group Companies or any of their ERISA Affiliates has ever contributed to or been obligated to contribute to any Multiemployer Plan or has any material liability or potential liability with respect of any Multiemployer Plan;

28. there are no Group Companies other than Techdyne, Inc., Lytton Inc., Techdyne (Europe) Limited and Techdyne (Livingston) Limited.

THIS IS THE SCHEDULE 3 REFERRED TO IN THE PRECEDING FACILITY LETTER BETWEEN BOS AND TECHDYNE, INC. DATED 2ND OCTOBER 2001.

                                   SCHEDULE 3

                                GENERAL COVENANTS

1.       The Borrower shall, save with the prior written consent of BoS:-

         1.1 ensure that its obligations in respect of the Term Loan and the obligations of itself and each other Group Company under the Security Documents at all times rank ahead of all other Borrowings of each Group Company unless statutorily preferred;

         1.2 notify BoS of any Event of Default or Potential Event of Default immediately upon becoming aware of it, at the same time describing the steps (if any) being taken to nullify or mitigate its effects.

2. The Borrower shall, and shall procure that each other Group Company shall, unless it has a prior written waiver from BoS:-

         2.1 effect and maintain (with BoS interest noted on them) sufficient and appropriate policies of insurance of its business and assets and supply copies or evidence of them on written demand by BoS;

         2.2      advise BoS promptly of Material Litigation;

         2.3 take whatever steps and execute whatever documents BoS may reasonably require in order to give effect to the Security Documents;

         2.4 have and maintain all licences and authorisations necessary under any law or regulation affecting the conduct of its business;

         2.5 comply with all Statutory Controls and promptly give to BoS a copy of any notice concerning compliance with them;

         2.6 preserve its Intellectual Property Rights and observe all covenants and stipulations affecting them;

         2.7 at the Borrower's expense, permit BoS to obtain valuations of whatever Group assets which BoS may, at any time, reasonably require;

         2.8 on receiving the same, notify BoS of any actual or threatened claim against any Group Company in respect of an alleged breach of Environmental Law or remedial obligation or liability under such law which could, if well-founded, have a Material Adverse Effect;

         2.9 indemnify BoS, any receiver appointed by BoS and their respective officers, employees and agents against all costs and expenses suffered or incurred by them which arise as a result of (1) any actual or threatened breach of Environmental Law, (2) any actual or threatened release of or exposure to a Dangerous Substance on, at or from the premises or operations of any Group Company or (3) any actual or threatened claim referred to in 2.8 above whether such claim has a Material Adverse Effect or not;

         2.10 where environmental harm in terms of the Environmental Law has been caused to any property belonging to any Group Company over which BoS has or will have a security interest pursuant to a Security Document, ensure that none of the Group Companies is the person responsible for that harm in terms of the relevant Environmental Law and in particular, has not caused or knowingly permitted that harm to occur, and be aware both of the identity of the person responsible under the relevant Environmental Law and that person's current financial condition;

         2.11 promptly on becoming aware of the same, notify BoS of any circumstances which have given rise to (i) a material and adverse change in relation to the financial condition of any Plan or Pension Plan, (ii) an increase in the benefits of any existing Plan or Pension Plan, the establishment of any new Plan or Pension Plan or the commencement of contributions to any Plan or Pension Plan or (iii) the occurrence of any ERISA Event;

         2.12 promptly on becoming aware of the same, notify BoS of any event or condition which will (or is likely to) constitute grounds for the termination or (or the appointment by PBGC of a trustee to administer) any Pension Plan pursuant to Section 4042 of ERISA;

         2.13 procure that each Group Company shall pay all Taxation which is due for payment (subject to any grace periods) other than Taxation which is being contested in good faith and by appropriate means.

         2.14 ensure that neither it nor any ERISA Affiliate shall agree to contribute, or assume any obligation to contribute, to any Pension Plan or Multiemployer Plan;

         2.15 acquire or otherwise affiliate with any new ERISA Affiliate that maintains or has an obligation to contribute to an employee pension benefit plan (as such term is defined in Section 3(2) of ERISA) that has an "accumulated funding deficiency" (as defined in Section 302 of ERISA);

         2.16 ensure that no Pension Plan is terminated under Section 4041 of ERISA unless such termination would not be reasonably likely to have a Material Adverse Effect;

         2.17 ensure that neither it nor any of its ERISA Affiliates shall adopt an amendment to a Plan or Pension Plan requiring the provision of security under Section 307 of ERISA or Section 401(a)(29) of the Code;

         2.18 use the proceeds of the Facility without violating Regulations G, T, U and X of the Regulations of the Board of Governors of the Federal Reserve System of the United States of America (or any entity succeeding to all or any of its functions); and

         2.19 make and renew all UCC filings in relation to any of the BoS Documents which are requested by BoS and will make payment (or will reimburse BoS in respect of) all applicable fees in relation to such filings.

         2.20 ensure that neither it nor any of its ERISA Affiliates shall: engage in any prohibited transaction described in Section 406 of ERISA or Section 4975 of the Code: (ii) permit to exist any accumulated funding deficiency (as defined in Section 302 of

                  ERISA and Section 412 of the Code), whether or not waived;
                  (iii) fail to pay timely required contributions or annual instalments due with respect to any waived funding deficiency to any Pension Plan; (iv) fail to make any contribution or payment to any Multiemployer which it or any of its ERISA Affiliates may be required to make under any agreement relating to such Multiemployer Plan or any law pertaining thereto: or (vi) fail to pay any required instalment or any other payment required under Section 412 of the Code on or before the due date for such instalment or other payment;

3. The Borrower shall not, and shall procure that each other Group Company shall not, save with the prior written consent of BoS:-

         3.1 grant or permit to subsist any Security Right other than a Permitted Security Right;

         3.2 incur or contract to incur or permit to subsist any Borrowings other than Permitted Borrowings;

         3.3 dispose of or part with control of (whether by a single transaction or a series of transactions) any asset or undertaking (other than a Permitted Disposal);

         3.4 carry on any business other than that undertaken at the date of acceptance of this letter or any business related to the existing businesses;

         3.5 lend or give credit to or indemnify or guarantee any other person(s) unless it is (1) to or on account of the obligations of another Group Company which has granted Full Group Security, (2) in the ordinary course of business on normal trade terms;

         3.6 join any partnership or joint venture with any other person or amalgamate with any other person (other than as part of a solvent reconstruction with the prior written consent of BoS);

         3.7 in any financial year incur any capital expenditure (actually or contingently) in excess of US$1,000,000 of the relevant estimates given in the budget in aggregate for the Group delivered to and approved by BoS;

         3.8 acquire or incorporate any company or business (or any shares in any company);

         3.9 alter the accounting principles and practices applied in its Financial Statements (unless to comply with GAAP or on the advice of its auditors);

         3.10 alter its accounting reference date;

         3.11 enter an arrangement for finance not shown in its balance sheet as Borrowings;

         3.12 factor or discount its debts;

         3.13 agree to amend or waive or permit the amendment or waiver of any of its constitutional documents in any way which, in the opinion of BoS, is likely to have an adverse effect upon the interests of BoS under the BoS Documents;

         3.14 declare or make any Distribution other than a Permitted Distribution;

         3.16 allow any dormant company to undertake any significant accounting transaction or otherwise commence trading or to acquire or assume any rights or liabilities without first having granted Full Group Security; or

         3.17 change its place of residence for tax purposes.

THIS IS THE SCHEDULE 4 REFERRED TO IN THE PRECEDING FACILITY LETTER BETWEEN BOS AND TECHDYNE, INC. DATED 2ND OCTOBER 2001.

                                   SCHEDULE 4

                               FINANCIAL COVENANTS

1. The Borrower and Lytton Inc. covenant with BoS on a consolidated basis as follows:-

         1.1      NET WORTH

                  Net Worth shall not at any time be less than:-

                   1.1.1 US$8,000,000, during the period from the date of drawdown to 31 December 2001;

                   1.1.2 US$9,000,000, during the period from 1 January 2002 to 31 December 2002; and

                   1.1.3   US$11,000,000 thereafter.

         1.2      ASSET COVER

                  1.2.1 The ratio of Current Assets of the Group to the Net Borrowings shall not be less than 1.5:1 at all times from the Drawdown Date until 30th June 2002 and shall not be less than 1.75:1 at all times thereafter.

                  1.2.2 The ratio of the Trade Debtors of the Group to the Net Borrowings shall not be less than 0.50:1 at all times from the Drawdown Date until 30th June 2002 and shall not be less than 0.75:1 at all times thereafter.

         1.3      TOTAL INTEREST COVER

                  The ratio of PBIT to Total Interest shall not be less than 2.0:1 at all times.

2.       The financial covenants shall be tested as follows:-

         2.1      the Net Worth covenant shall be tested on a quarterly basis;

         2.2      the Asset Cover covenant shall be tested on a quarterly basis;

         2.3 the Total Interest Cover covenant shall be tested from the Drawdown Date to 31st December 2001 by reference to the cumulative position and thereafter, on a quarterly basis by reference to the cumulative position for the relevant financial year;

         in each case by reference to the latest Financial Statements of the Borrower or, if more recent, to the latest management accounts of the Group, provided that, where any financial covenant is tested by reference to management accounts it shall be tested again by reference to Financial Statements when the relevant Financial Statements become available.

3.       For the purposes of this Schedule 4:-

         CURRENT ASSETS means from time to time, the aggregate value (calculated from time to time to accord with GAAP) of all Trade Debtors and the Net Security Value of Stock of each Group Company.

         NET BORROWINGS means total Borrowings of each Group Company less sums standing at credit of all accounts of the Group with BoS from time to time in respect of which BoS has valid and enforceable rights of set-off.

         NET SECURITY VALUE OF STOCK means all Stock valued in accordance with GAAP.

         NET WORTH means the aggregate of the amount paid up on the issued share capital of the Group and the amount standing to the credit of its capital and revenue reserves (including any share premium account or capital redemption reserve but excluding any revaluation reserve and/or intangible assets), plus or minus the amount standing to the credit or debit (as the case may be) of the profit and loss account of the Group.

         PBIT means, for any specified period, the trading profit of the Group before deduction of interest and taxation and before the deduction of extraordinary and exceptional items.

         STOCK means all marketable stock in trade and all raw materials, work in progress, goods in process, finished goods, materials and supplies of every nature and description (less provision for obsolete or slow moving stock) of each Group Company all as may be properly included as stock in accordance with GAAP (but excluding any of the above held in trust or subject to any reservation of title claim).

         TOTAL INTEREST means, in relation to any specified period, the aggregate amount of interest, commission and other recurrent financial expenses attributable to the total Borrowings of the Group charged, accrued or capitalised for such period.

         TRADE DEBTORS means debts due to each Group Company in the ordinary course of business outstanding for not more than 90 days from date of invoice (or such other period agreed with BoS) and which are not bad or doubtful (or determined by BoS to be bad or doubtful) but excluding:-

         1.       any debt owed by another Group Company;

         2. any debt owed by any person who is also a creditor of a Group Company to the extent of the amount owed by that Group Company to that creditor;

         3. any debt which has been assigned or charged to or is held in trust for any third party or is subject to any factoring or invoice discounting or similar letter; and

         4. with any adjustments BoS may from time to time consider to be appropriate in the context of the business of each Group Company and the Term Loan.

4. If the Borrower breaches the terms of any of the financial covenants specified above, without prejudice to any of its other rights or remedies, BoS shall be entitled to:-

         4.1 initiate an investigation and instruct any report (accounting, legal and valuation or otherwise) on the business and affairs of the Borrower or any other Group Company which BoS deems necessary to ascertain the financial position of the Group, all costs incurred by BoS in so doing being payable by the Borrower; and/or

         4.2      increase the Margin to three per cent (3%).

THIS IS THE SCHEDULE 5 REFERRED TO IN THE PRECEDING FACILITY LETTER BETWEEN BOS AND TECHDYNE, INC. DATED 2ND OCTOBER 2001.

                                   SCHEDULE 5

                         FINANCIAL INFORMATION COVENANTS

The Borrower covenants that it will supply to BoS:-

1. within 150 days after the end of each financial year of the Borrower two copies of the Financial Statements;

2. within 14 days before the commencement of each financial year of the Borrower, its annual budget (including profit and loss account, balance sheet and cash flow forecasts) for the next financial year and a consolidated annual budget for the Group;

3. within 45 days after the end of each quarter in each financial year of the Borrower, management accounts (including profit and loss account, balance sheet and cash flow statement on a consolidated basis for the Group) and showing a comparison with budget together with commentary by the chief financial officer on all material aspects of those management accounts;

4. at the same time as it delivers the Financial Statements or the management accounts referred to above, a certificate of compliance with the financial covenants set out in Schedule 4 signed by the chief financial officer of the Borrower, setting out in reasonable detail supporting computations and in form and content acceptable to BoS;

5. as soon as the same becomes available, but in any event within 10 days after the issue thereof, all documents filed by any Group Company with the US Securities and Exchange Commission under the US Securities Act of 1933 or the US Securities Exchange Act of 1934 (other than on Form S-8 or 8-A or similar forms);

6. promptly after their filing with the US Internal Revenue Service, copies of each Schedule B (Actuarial Information) (if any) to the Annual Report (IRS Form 5500 Series) with respect to each Pension Plan;

7. promptly on becoming aware of the same, copies of any notice from the PBGC stating its intention to terminate any Pension Plan or Multiemployer Plan or to have a trustee appointed to administer any Pension Plan or Multiemployer Plan;

8. from time to time on request by BoS, such information about any Plan, Pension Plan or Multiemployer Plan as BoS may reasonably require; and

9. such further financial information as BoS may from time to time reasonably require.

The Borrower also covenants that it will identify from any consolidated accounts prepared for itself and its subsidiaries the financial performance of any undertaking included in those accounts as a subsidiary undertaking and will provide details of all financing agreements and arrangements to which any Group Company is a party which need not be shown in the Financial Statements of the Borrower.

THIS IS THE SCHEDULE 6 REFERRED TO IN THE PRECEDING FACILITY LETTER BETWEEN BOS AND TECHDYNE, INC. DATED 2ND OCTOBER 2001.

                                   SCHEDULE 6

                                EVENTS OF DEFAULT

1. The Borrower fails to pay any sum due under a BoS Document on its due date other than as a result of the failure of the appropriate payment transmission system which is outwith the Borrower's control;

2. any written information or projection given or any representation, warranty or statement made or repeated by or on behalf of any Group Company under the BoS Documents (whether before or after the date of this Letter) is incorrect, inaccurate, incomplete or, in the opinion of BoS, misleading in any respect which, if capable of remedy, is not remedied within seven days;

3. any Borrowings of any Group Company in excess of US$150,000 are not paid when due for payment (whether because of acceleration or otherwise) or within any originally permitted period of grace;

4. the Borrower fails to comply with the terms of Schedule 4 or any Group Company fails to comply with the terms of Schedule 3;

5. any Group Company fails to comply with any other covenant, undertaking or obligation given or owed by it under a BoS Document which is not remedied to the satisfaction of BoS within 14 days after the first of
         (1) a Group Company being aware of the failure or (2) notice by BoS calling for its remedy (should BoS reasonably consider it to be remediable);

6. any Group Company ceases or threatens to cease to carry on its business or a significant part of it (unless as part of a solvent reconstruction approved by BoS) or suspends or threatens to suspend payment of its debts or is unable or is deemed to be unable to pay its debts within the meaning of Section 123 (1) of the Insolvency Act 1986;

7. a proposal is made or a nominee or supervisor is appointed for any Group Company for a composition in satisfaction of its debt or for a scheme of arrangement of its affairs or other arrangement or any proceedings for the benefit of its creditors are commenced under any law, regulation or procedure relating to the reconstruction or readjustment of debt;

8. a petition is made for an administration order under the Insolvency Act 1986 with respect to any Group Company;

9. any steps are taken by a Group Company (without BoS prior written consent) or any other person to wind up or dissolve any Group Company or to appoint a liquidator, trustee, receiver, administrative receiver or similar officer to any Group Company or any part of its undertaking or assets;

10. any legal process (not being reasonably considered by BoS to be defensible or vexatious, in good faith) is levied, enforced or sued against a Group Company or its assets or any person validly takes possession of any of the property or assets of a Group Company or steps are taken by any person to enforce any Security Right against any of the property or assets of a Group Company;

11.      any Group Company shall:-

        11.1 apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or the like of itself or of all or a substantial part of its property or assets;

         11.2     make a general assignment for the benefit of its creditors;

         11.3     commence a voluntary case under the US Bankruptcy Code;

         11.4 file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganisation, winding up or composition or re-adjustment of debts;

         11.5 acquiesce in writing to any petition filed against it under the US Bankruptcy Code; or

         11.6 take any corporate action for the purpose of effecting any of the foregoing with respect to itself;

12. a proceeding or case shall be commenced (without the application or consent of any Group Company) in any court of competent jurisdiction seeking:-

         12.1 its reorganisation, liquidation, dissolution or winding up or the composition or readjustment of its debts;

         12.2 the appointment of a receiver, custodian, trustee or liquidator or the like of it or of all or any substantial part of its property or assets; or

         12.3 similar relief in respect of the relevant Group Company under any law relating to bankruptcy, insolvency, reorganisation, winding up or composition or adjustment of debts,

         or an order for relief against any Group Company shall be entered in an involuntary case under the US Bankruptcy Code;

13. any event occurs or proceedings are taken in respect of a Group Company in any jurisdiction to which it is subject which has an effect equivalent or similar to any of the events mentioned in paragraphs 6 to 12 above (inclusive);

14. any part of a BoS Document ceases to be legal or effective (or a Group Company so alleges) or any consent required to enable a Group Company to perform its obligations under a BoS Document ceases to have effect or (subject to Permitted Security Rights) any Security Rights created by any of the Security Documents cease to be first priority Security Rights;

15. notice of withdrawal or discontinuance of any guarantee or security provided by any third party (including any Group Company) is served on BoS and a replacement guarantor suitable to BoS cannot be found within seven days;

16. control of any Group Company passes to any person or persons (whether acting individually or in concert) who is or are not a shareholder in it immediately after the date of this letter without the prior written consent of BoS;

17. there is any change in any of its constitutional documents which in the opinion of BoS, will have a Material Adverse Effect on its position under the BoS Documents;

18. any licence, authority, permit, consent, agreement or contract which is material to the business from time to time of any Group Company is terminated, withheld or modified which in the opinion of BoS, will have a Material Adverse Effect;

19. in the reasonable opinion of BoS at any time after the date of this letter:-

         19.1 there is a risk of material liability to BoS under Environmental Law or because it has taken security (direct or third party) for the Term Loan;

         19.2 the value of any asset of any Group Company may be diminished in any material way because of Environmental Law; or

         19.3 any Group Company does not comply with regulations or the law applicable to its business or with Environmental Law or Licence(s) which failure to comply will have a Material Adverse Effect;

20. any ERISA Event shall occur or any Group Company or any ERISA Affiliate shall fail to pay the full amount of any instalment due under Section 412(m) of the Code and as a result either (a) such occurrence or failure to pay would have, or would be reasonably likely to have, a Material Adverse Effect or (b) BoS would, or would be reasonably likely to, become liable to pay any amount following such ERISA Event or failure to pay;

21. any other circumstance or event occurs or arises which will have a Material Adverse Effect.

THIS IS THE SCHEDULE 7 REFERRED TO IN THE PRECEDING FACILITY LETTER BETWEEN BOS AND TECHDYNE, INC. DATED 2ND OCTOBER 2001.

                                   SCHEDULE 7

                             DIRECTOR'S CERTIFICATE

                                 TECHDYNE, INC.


                  I, Ian Durie, a Director of Techdyne, Inc., a Florida corporation (the "Corporation"), pursuant to that certain Facility Letter, dated as of 2nd October, 2001 (as may be amended, modified, extended or restated from time to time the "Facility Letter"; all capitalized terms which are used herein but not otherwise defined herein shall have the meanings respectively assigned to them under the Facility Letter), by and among Techdyne, Inc. as Borrower and The Governor and Company of the Bank of Scotland, do hereby certify the following:

         1. Attached hereto as Exhibit A is a true, correct and complete copy of the Certificate of Incorporation of the Corporation as filed with the Florida Secretary of State, together with all amendments thereto adopted through the date hereof.

         2. Attached hereto as Exhibit B is a true, correct and complete copy of the Certificate of Good Standing of the Corporation dated _______ from the Secretary of State of the State of Florida.

         3. Attached hereto as Exhibit C are true and complete copies of the resolutions adopted by the Board of Directors of the Corporation by written consent, which resolutions authorize and approve, among other things, the execution, delivery and performance of the Facility Letter and the other financing documents to which the Corporation is a party and all other instruments and documents to be executed and delivered on behalf of the Corporation pursuant to the Facility Letter and such other financing documents, none of which resolutions have been amended, modified or revoked and all of which are in full force and effect on the date hereof.

         4. Attached hereto as Exhibit D is a true, correct and complete copy of the By-laws of the Corporation. Such By-laws have not been amended, modified, supplemented or rescinded and are in full force and effect on and as of the date hereof.

         5. The persons named below have been duly elected and have duly qualified as, and on this day are, officers of the Corporation and hold the offices set forth opposite their names below, and the signatures set forth opposite their names below are their genuine signatures:

         NAME                      TITLE             SIGNATURE

         Ian Durie                 Director          _____________________

         IN WITNESS WHEREOF, I have signed this Certificate this ____ day of October, 2001.


                                         TECHDYNE, INC.


                                         By:       _____________________________
                                                   Name:     Ian Durie
                                                   Title:    Director


         I, Samuel Russell, the Chief Executive Officer of the Corporation, do hereby certify that Ian Durie has been duly elected and has duly qualified as, and on this day is, a Director of the Corporation and the signature above is his genuine signature.


         IN WITNESS WHEREOF, I have signed this Certificate this ____ day of October, 2001.



                                         TECHDYNE, INC.


                                         By:       _____________________________
                                                   Name: Samuel Russell

                                         Title:                      [Officer]

THIS IS THE SCHEDULE 8 REFERRED TO IN THE PRECEDING FACILITY LETTER BETWEEN BOS AND TECHDYNE, INC. DATED 2ND OCTOBER 2001.

                                   SCHEDULE 8

                         DEFINITIONS AND INTERPRETATION

'ACQUISITION AGREEMENT means the sale and purchase agreement relative to the purchase by Simclar International Limited of a majority shareholding in Techdyne Inc.

APPLICABLE ACCOUNTING PRINCIPLES means in relation to any audited or monthly financial statements in respect of any Group Company, the accounting principles generally accepted in the Relevant Jurisdiction of such Group Company in effect from time to time, consistently applied.

ARTICLES OF ASSOCIATION means the articles of association (or equivalent constitutional documents) of the Borrower.

BORROWINGS means (without double counting):-

1.       money borrowed or raised and includes capitalised interest;

2. any liability under any bond, note, debenture, loan stock, redeemable preference share capital or other instrument or security;

3. any liability for acceptance or documentary credits or discounted instruments;

4. any liability for the acquisition cost of assets or services payable on deferred payment terms where the period of deferment is more than 60 days;

5. any liability under debt purchase, factoring and similar agreements and capital amounts owing under finance leases, hire purchase or conditional sale agreements or arrangements; and

6. any liability under any guarantee or indemnity (except product warranties).

BOS means The Governor and Company of the Bank of Scotland and its successors, assignees and transferees.

BOS DOCUMENT(S) means this letter, the Security Documents, any agreement for Working Capital and all documents supplemental to any of them.

BOS GROUP means BOS, any Subsidiary of it, any holding company of it and any Subsidiary of its holding company.

BUSINESS DAY means a day on which banks are open for general business in Edinburgh and New York.

CERTIFIED COPY means a copy certified as true, complete and up to date by the specified person or, if no-one is specified, by either the secretary of the relevant Group Company or the Borrower's solicitors or, in relation to the certificate of incorporation, articles of incorporation and the good standing certificate of any Group Company incorporated in the U.S., certified by the Secretary of State of the relevant jurisdiction.

CODE means the US Internal Revenue Code of 1986 as amended from time to time and the regulations promulgated and rulings issued thereunder.

DANGEROUS SUBSTANCES means any substances capable of causing harm to man or any other living organism or damaging the environment.

DEFAULT RATE means the rate which is one and a half per cent (1.5%) per annum over the rate at which interest is paid on the Term Loan under Clause 2.4 of the preceding facility letter.

DIRECTOR'S CERTIFICATE means the certificate executed by the Director of the Borrower in the BoS form of Schedule 7 hereto.

DISTRIBUTION means any dividend, redemption or distribution of assets by a company to its members whether in cash or otherwise on account of capital or income.

DOLLAR and the figure US$ shall mean the lawful currency of the United States of America from time to time.

DRAWDOWN DATE means the date, being a Business Day falling no later than one month after the date hereof on which the Term Loan shall be drawndown in one amount.

ENVIRONMENTAL LAW means all laws, regulations, directives, codes of practice, circulars, guidance notices and court decisions (whether in the UK or elsewhere) concerning the protection of human health or welfare or the environment or the conditions of the work place or the generation, transportation, storage, treatment or disposal of Dangerous Substances.

ENVIRONMENTAL LICENCE means any licence, authorisation or approval required by Environmental Law.

ERISA means the US Employee Retirement Income Security Act of 1974 as amended from time to time and all regulations promulgated and rulings issued thereunder.


ERISA AFFILIATE means any entity which is considered as a single employer with any Group Company within the meaning of Section 414 of the Code.

ERISA EVENT means:-

(i) the occurrence of a "reportable event" (as defined in Section 4043 of ERISA) with respect to a Plan or Pension Plan;

(ii) the institution of proceedings under Section 4042 of ERISA by the PBGC or the termination of, or the appointment of a trustee to administer, any Pension Plan or the occurrence of any event or condition described in Section 4042 of ERISA that could reasonably be expected to constitute grounds for the termination of, or the appointment of a trustee to administer, such Pension Plan;

(iii) the failure by any Group Company or any of its ERISA Affiliates to make a required contribution to any Pension Plan that would result in the imposition of a lien under Section 412 of the Code or Section 302 of
         ERISA:

(iv) the filing under Section 4041(c) of ERISA of a notice of intent to terminate any Pension Plan or the termination of any Pension Plan under
         Section 4041(c) of ERISA;

(v) the withdrawal (whether partial or complete) of any Group Company or any of its ERISA Affiliates from a Multiemployer Plan or from a Pension Plan during a plan year in which the Group Company or any ERISA Affiliate was a "substantial employer" as defined in Section 4001(a)(2) of ERISA with respect to such Pension Plan, or the termination of a Multiemployer Plan or the reorganisation or insolvency of a Multiemployer Plan under Section 4241 or 4245 of ERISA;

(vi) the adoption of an amendment to a Plan or a Pension Plan requiring the provision of security to such Plan or Pension Plan pursuant to Section 30 of ERISA or Section 401(a)(29) of the Code.

EVENT OF DEFAULT means an event set out in Schedule 6 which BoS elects to treat as such.

EXISTING FACILITIES means all Borrowings of the Borrower with Provident Bank including (without prejudice to the foregoing generality) (i) the term loan of up to US$1,000,000 and revolving credit facility of up to US$4,500,000 provided by Provident Bank to Techdyne Inc. pursuant to an asset based loan and security agreement dated 9th February 2000 and (ii) the Borrowings of Lytton Inc. pursuant to an asset based loan and security agreement dated 14th April 1995 (as amended).

FINAL REPAYMENT DATE means the date 7 years after the Drawdown Date.

FINANCIAL STATEMENTS means the audited annual profit and loss account and balance sheet of the relevant company for each of its financial years (consolidated for each financial year during which that company has a subsidiary) together with related directors' and auditors' reports.

FULL GROUP SECURITY means guarantees in favour of BoS from each Group Company on account of the obligations of each other Group Company and any other security (fixed or floating) which BoS may require.

GAAP means generally accepted accounting principles in the U.S.

GROUP means the Borrower and any subsidiary of it which is not dormant (other than Techdyne (Europe) Limited) and shall for the avoidance of doubt include Techdyne Inc. and Lytton Inc., and GROUP COMPANY is construed accordingly.

Increased Cost means:-

1. an additional or increased cost incurred by BoS as a result of it having entered into, or performing, maintaining or funding its obligations under this letter; or

2. that portion of an additional or increased cost incurred by BoS in making, funding or maintaining all or any advances comprised in a class of advances formed by or including the Term Loan; or

3. a reduction in any amount payable to BoS or in the effective return to BoS under the Term Loan or on its capital; or

4. the foregone amount of any payment made or interest or other return on or calculated by reference to any amount received or receivable by BoS under the Term Loan;

in each case arising as a result of any change, introduction, interpretation or administration of any law or regulation after the date of this letter or any compliance after the date of this letter with any law or regulation relating to reserve assets, special deposits, cash ratios, liquidity or capital adequacy requirements or any other form of banking or monetary control or the introduction of changeover to or operation of a single European currency but excluding (1) payments in respect of tax under Clause 9.1 of the Term Loan and Clause 10.1 of the Working Capital or (2) costs not generally applicable to U.K. banks.

INTELLECTUAL PROPERTY RIGHTS means patents, patent applications, trade marks, community trade marks, service marks, trade names, brand names, registered designs, copyright and all other industrial and intellectual property rights.

INTEREST PAYMENT DATE means the last Business Day of each Interest Period unless its duration is more than three months in which case it will be the last Business Day of each consecutive three month period.

INTEREST PERIOD means the period selected under Clause 2.4 and to which a rate of interest calculated by reference to that clause applies.

LIBOR means the rate (expressed as an annual percentage rate) at which deposits in the relevant currency in an amount equal to the Term Loan are offered to BoS in the London Inter Bank Market by prime banks, selected by BoS, at or about 11 am (London time) on the first Business Day of an Interest Period for the same period and amount in the relevant currency.

MARGIN means one and a half per cent (1.5%).

MARGIN STOCK means "margin stock" or "margin security" within the meaning of Regulation G, T, U and X of the Board of Governors of the Federal Reserve System of the United States of America (or any entity succeeding to all or any of its functions).

MATERIAL ADVERSE EFFECT means any effect which, in the reasonable opinion of BoS, might:-

1. affect the ability of any Group Company to comply with its obligations under a BoS Document;

2.       give rise to a breach of the financial covenants set out in Schedule 4;

3. adversely affect the business, assets or financial condition of the Group as a whole; or

4. (where the context so admits) result in any of the Security Documents not being legal, valid and binding on, and enforceable substantially in accordance with its terms against any party to that Security Document or not providing BoS with enforceable security over the assets to be covered by it.

MATERIAL LITIGATION means any litigation, arbitration or administrative proceeding raised or threatened against, or defended by or judgement outstanding in relation to any Group Company, which involves, or if an adverse finding were made would involve, a total liability (whether actual or contingent) in excess of US$150,000 and which is to be reported in detail by the Borrower to BoS.

MULTIEMPLOYER PLAN means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA.

NOTICE OF DRAWDOWN means a written notice by the Borrower substantially in the form set out in Schedule 9 hereto requesting drawdown of the Term Loan.

PBGC means the US Pension Benefit Guaranty Corporation or any entity succeeding to all or any of its functions under ERISA.

PENSION PLAN means any employee pension benefit plan a defined in Section 3(3) of ERISA which is subject to Title IV of ERISA and which is maintained, sponsored or contributed to by a Group Company or an ERISA Affiliate or with respect to which a Group Company or an ERISA Affiliate has any liability or potential liability.

PLAN means an "employee benefit plan" as defined in Section 3(3) of ERISA which is maintained, sponsored or contributed to by a Group Company or with respect to which any Group Company has any liability or potential liability other than any Multiemployer Plan.

PERMITTED BORROWINGS MEANS:-

1.       the Term Loan and amounts due in respect of it;

2.       Working Capital and amounts due in respect of it;

3. Borrowings between Group Companies where each have granted Full Group Security; and

4. commitments of members of the Group under finance (or capital) lease, hire purchase or conditional sale agreements or arrangements which do not at any time exceed US$250,000 in aggregate.

PERMITTED DISPOSALS MEANS:-

1. the disposal of assets on an arm's length basis in the ordinary and usual course of trading including the use of cash for any such purpose;

2. disposals between Group Companies where the transferee has granted Full Group Security;

3. disposals made other than in the ordinary and usual course of trading but on an arm's length basis and only if the value of the assets disposed of (whether by a single or several transaction) when taken together with all similar disposals made by the Group in any fiscal year is not in total more than US$250,000;

4. disposals where the proceeds are applied towards the acquisition of a replacement within ten days of the disposal.

PERMITTED DISTRIBUTION means any Distribution which either:-

1. the Borrower is obliged to declare or pay by the Articles of Association; or

2.       is to a Group Company which has granted Full Group Security;

in each case at any time when no Event of Default or Potential Event of Default is continuing and the declaration, payment or making of which will not cause, directly or indirectly, an Event of Default or Potential Event of Default to occur.

PERMITTED SECURITY RIGHTS means (1) liens and rights of set-off securing obligations which are not overdue beyond their standard payment dates, arising by operation of law in the ordinary and usual course of trading; (2) Security Rights arising out of title retention provisions in a supplier's standard conditions of supply of goods acquired in the ordinary and usual course of trading; (3) Security Rights granted in terms of the BoS Documents or with the prior written approval of BoS; and (4) any other Security Rights permitted pursuant to the Security Documents.

PBGC means the US Pension Benefit Guaranty Corporation or any entity succeeding to all or any of its functions under ERISA.

PLAN means an "employee benefit plan" as defined in Section 3(3) of ERISA established, sponsored or maintained for, or under which contributions are made on behalf of, employees of any Group Company or any ERISA Affiliate, other than any Multiemployer Plan.

POTENTIAL EVENT OF DEFAULT means any event, act or condition which, with the giving of notice and/or lapse of time, and/or any other event, act or condition which, in the reasonable opinion of BoS, will or is likely to constitute an Event of Default.

RELEVANT JURISDICTION means, in respect of any Group Company, the country in which such company is incorporated and, if different, where it is resident or domiciled for Taxation purposes, or has its principal place of business or its place of management and control.

QUALIFYING BANK means a bank for the purposes of Section 349 of the Income and Corporation Taxes Act 1988 which is within the charge to UK corporation tax as regards any interest payable to it under or in connection with this letter and/or any other BoS Document at the time when such interest is paid.

SALE means any transaction pursuant to which a person (or persons acting in concert) obtain control of the Borrower (other than those persons having control of the Borrower immediately after the Drawdown Date) or in terms of which all or substantially all of the assets of the Borrower or of the Group are sold to any person (other than a member of the Group).

SECURITY DOCUMENTS means the documents listed under the heading of Security in
Schedule 1 and any other security granted to BoS.

SECURITY RIGHT means any mortgage, charge, security, pledge, lien, right of set-off, right to retention of title or other encumbrance, whether fixed or floating, over any present or future property, assets or undertaking.

STATUTORY CONTROL means each of the following which affects any Group Company or any of its assets from time to time:-

1.       any legislation (including delegated legislation);

2.       any consent made or given under any legislation; and

3. any notice, order or correspondence related to paragraphs 1. or 2. above and having the force of law.

TAXATION includes all present and future taxes, levies, imposts, deductions, charges, compulsory loans and withholdings whatsoever together with any interest thereon and penalties in respect thereof.

TERM LOAN means the term loan given under this letter and the amount of it outstanding at any time and the terms attaching to it as these may be varied by further agreement between the Borrower and BoS.

US BANKRUPTCY CODE means Title 11 of the US Code, 11 U.S.C. Section 101 et seq., as amended from time to time.

WORKING CAPITAL means a loan for working capital purposes at any time given to a Group Company by BoS and the amount of it outstanding at any time and the agreement evidencing it.

INTERPRETATION

Any reference in this letter to:-

(1) an Act of Parliament is to the Act as amended, substituted, modified or re-enacted from time to time;

(2) control of any company shall be interpreted in accordance with Section 840 of the Income and Corporation Taxes Act 1988;

(3) including shall not be construed as limiting the generality of the words preceding it;

(4) a Schedule shall be construed as a reference to the schedules to this letter.

Any term or phrase defined in the Companies Act 1985 (as amended from time to time) shall bear the same meaning in this letter.

Any reference in this letter to words importing the singular shall include the plural and vice versa and words denoting any gender shall include all genders.

References to this letter and to any provisions of it or to any other document referred to in this letter shall be construed as references to it in force for the time being and as amended, varied, supplemented, restated, substituted or novated from time to time.

References to statutes, statutory provisions and other legislation shall include all amendments, modifications and re-enactments for the time being in force.

Words importing the singular are to include the plural and vice versa.

References to a person are to be construed to include references to a corporation, firm, company, partnership, joint venture, unincorporated body of persons, individual or any state or any agency of a state, whether or not a separate legal entity.

References to any person are to be construed to include that person's assignees or transferees or successors in title, whether direct or indirect.

Clause headings are for ease of reference only and are not to affect the interpretation of this letter.

THIS IS THE SCHEDULE 9 REFERRED TO IN THE PRECEDING FACILITY LETTER BETWEEN BOS AND TECHDYNE, INC. DATED 2ND OCTOBER 2001


                                   SCHEDULE 9



                     BoS Style Notice of Term Loan Drawdown


[Techdyne, Inc. Headed Paper]


To:      Bank of Scotland
         Corporate Banking
         4th Floor
         New Uberior House
         11 Earl Grey Street
         Edinburgh EH3 9BN



                                                         Date:


As required under Clause 1 of the facility letter dated 2nd October (the "Letter") between the Bank, ourselves as borrower in respect of inter alia a term loan facility of $7,000,000 (the "Facility"), we now give you notice of our intention to drawdown under the Term Loan as follows:

1.       Date of Drawdown: .

2.       Amount:(pound).

3.       The duration of the first Interest Period : months.

4.       Payment instructions:

         We confirm that:-

          4.1 the matters represented by us and set out in Schedule 2 of the Letter are true and accurate on the date of this notice as if made on that date;

          4.2 no Event of Default has occurred and is continuing or would result from the proposed drawdown; and

          4.3 the amount specified in 2. above should be credited to [details required]

Words and expressions in this notice shall bear the same meaning as in the Letter.




 ...................
Director